POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

	The undersigned does hereby make, constitute and appoint Paul W. Heldman and
Bruce M. Gack, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact to sign and execute for and on his behalf, and in his name, place and stead, to sign, execute, affix his seal, and file with the Securities and Exchange Commission, any and all documents required to be filed by him under Section 16 of the Securities Exchange Act of 1934, as amended, or any successor or comparable requirement, with respect to his holdings or changes in holdings of securities issued by The Kroger Co., in such form as the attorney-in-fact may approve.  The attorney-in-fact may do any and all other acts that said attorney-in-fact may deem necessary or appropriate in order to effectuate the foregoing as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.  The power granted hereby will remain in effect until revoked in writing by the undersigned.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal, this
16th day of November, 2010.



						/s/ Jeffrey D. Burt
						Jeffrey D. Burt